AGREEMENT

                                       AND

                                 PLAN OF MERGER







                                  BY AND AMONG

                                   COMC, INC.

                             COMC ACQUISITION CORP.

                         ICF COMMUNICATION SYSTEMS INC.

                                WILLIAM M. BURNS

                                       AND

                               CHARLES E. LINCOLN









                           Dated: As of July ___, 1998

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT made as of this ____ day of July 1998, by and among COMC, Inc., an Illinois corporation with an office at 400 North Glenoaks Boulevard, Burbank, California 91502 (the "Company"), COMC Acquisition Corp., a California corporation and a wholly owned subsidiary of the Company having an address c/o the Company ("Subsidiary"), ICF Communication Systems Inc., a California corporation having an office at 2840 Howe Road, Suite D, Martinez, California 94553-4000 ("ICF"), William M. Burns, having an address at 121 Stonehaus, Martinez, California 94553 ("Burns"), Charles E. Lincoln, having an address at 205 Carol Court, Alamo, California 94507 ("Lincoln," together with Burns herein sometimes referred to as the "Shareholders"). The Subsidiary, and ICF are each sometimes referred to herein as a "Merging Corporation" or collectively as the "Merging Corporations."

                              W I T N E S S E T H :

         WHEREAS, the Boards of Directors of the Company and of each of the Merging Corporations have determined that it is in the best interest of each Merging Corporation and its respective stockholders to consummate a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, in the form of a merger in the manner set forth herein;

         NOW, THEREFORE, in consideration of the mutual agreements, covenants and representations and warranties hereinafter set forth, the aforementioned parties hereby agree as follows:

Article 1.        Definitions

         As used herein the following terms shall have the following respective meanings:

         "Affiliate" means any person who controls, is controlled by, or under common control with another person.

         "Agreement" means this Agreement.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means Common Stock of the Company, par value $.01 per share.

         "Closing" means the Closing provided for in Article 2 of this Agreement.

         "Closing Date" means the date on which the Closing occurs.

         "Effective Date" means the Closing Date.

         "ICF Stock" means the issued and outstanding Stock of ICF.

         "Knowledge" or variations thereof means if a person (i) actually knows or knew of such facts and circumstances or (ii) actually knows or knew of other facts which should reasonably cause or should have reasonably caused such party to realize the existence of the facts and circumstances at issue.

         "Merger" shall mean the merger of ICF with and into Subsidiary in consideration for which the stockholders of ICF will receive shares of Common Stock and other consideration in accordance with the terms of this Agreement and pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shareholders" means Lincoln and Burns, the owners, directly or indirectly through one or more trusts under the control (together only with their respective spouses) of Lincoln and Burns, as the case may be, of all issued and outstanding shares of ICF Stock.

         "Subsidiary's Common Stock" shall mean the common stock of Subsidiary.

         "Surviving Corporation" shall mean Subsidiary, the corporation that survives the Merger.

         Terms defined elsewhere in this Agreement shall have the respective meanings set forth therein.

Article 2.        Merger into Subsidiary

         2.1 Surviving Corporation. Upon the due approval and adoption of this Agreement by the stockholders of each of the Merging Corporations and the satisfaction or waiver of the conditions set forth herein to the obligations of the parties hereto, articles of merger shall be filed with the Secretary of State of the State of California in accordance with Section 1101 of the California Corporations Code and all other applicable laws of the State of California. A form of the Articles of Merger to be filed with the Secretary of State of California is attached hereto as Exhibit A. Effective as of the close of business on the date on which the articles of merger are filed, ICF shall merge with and into Subsidiary, and Subsidiary as the Surviving Corporation shall continue its corporate existence under the laws of the State of California. The date and time of such filings is herein referred to as the "Effective Date" or the "Closing Date."

         2.2 Further Documentation. From time to time as and when requested by the Surviving Corporation or the Company or their successors or assigns, the Company and Subsidiary and their proper (or former) officers and directors, and the Shareholders shall execute and deliver, or cause to be executed and delivered, all deeds and other instruments and shall take or cause to be taken all such other and further actions as the Surviving Corporation or the Company may deem necessary or appropriate in order to more fully vest in the Surviving Corporation title to and possession of all of the rights, privileges, powers, immunities, purposes and franchises of ICF and Subsidiary and to carry-out the intent and purposes of this Agreement.

         2.3 Closing. Concurrently with the filing of the articles of merger the parties shall execute and deliver to and among themselves the Closing Documents (as hereinafter defined) at a closing (the "Closing") to occur at the offices ____________________ on the Closing Date. The term "Closing Documents" means the agreements, instruments and documents which are contemplated by this Agreement to be executed and delivered by the parties on the Closing Date. (d) For purposes of tax reporting, the purchase price payable hereunder shall be allocated as set forth on the attached Tax Schedule 2.5(d).

         2.4 Articles of Organization, By-Laws, Directors and Officers

         (a)  Articles  of   Organization.   The  Articles  of  Organization  of
Subsidiary in effect on the Effective Date shall be the Articles or Organization of the Surviving Corporation until amended as provided by law.

         (b) Bylaws. The by-laws of Subsidiary in effect on the Effective Date shall be the by-laws of the Surviving Corporation until amended or repealed as provided by law.

         (c) Name Change. On the Effective Date or as soon as practiceable thereafter, the Surviving Corporation shall change its name to ICF Communication Solutions, Inc.

         (d) Directors and Officers. Effective on the Closing Date, the Board of Directors of the Surviving Corporation shall consist of all members of the Board of Directors of the Company immediately after the Closing and two individuals nominated by Lincoln and Burns who must be employees of the Surviving Corporation. Burns shall be appointed President and Lincoln shall be appointed Chairman of the Surviving Corporation. In addition, one person to be designated by Burns and Lincoln shall be appointed as an executive officer of the Surviving Corporation.

         2.5 Conversion and Exchange of Shares. The manner and basis of converting the shares of each Merging Corporation shall be as follows:

         (a) Upon consummation of the Merger, all shares of ICF Stock outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof be canceled and the holders of said shares immediately prior to the Effective Date shall by virtue of the Merger and without any action on their part have the right to receive:

              (i)   $3,000,000 in cash to be paid at the Closing;

              (ii) $1,000,000 on January 4, 1999 under the terms of two separate promissory notes in the form attached hereto as Exhibit B;

              (iii) $1,000,000  on the first  anniversary  of the Closing  under the terms of two separate promissory notes in the form attached hereto as Exhibit C (together with the promissory note under paragraph (ii) hereof, the "Promissory NOtes"); and

              (iv)  $9,000,000 in shares of Common Stock.

         (b) For purposes of determining the number of shares of Common Stock to be issued hereunder, the Common Stock shall be valued at a price per share (the "Closing Price") equal to the lesser of (i) the average closing price of the Common Stock during the ten trading days ending on the day immediately preceding the Closing multiplied by 0.7, or (ii) $1.50.

         (c) Each Shareholder shall receive his prorated portion of the consideration to be paid in connection wtih the Merger set forth on Schedule 2.5(c).

         (d) For purposes of tax reporting, the purchase price payable hereunder shall be allocated as set forth on the attached Tax Schedule 2.5(d).

         2.6 Provisions Regarding Common Stock. Shareholders jointly and severally covenant that at the Closing each Shareholder shall deliver to the Company a certificate in form reasonably satisfactory to the Company in which each Shareholder absolutely and unconditionally represents and warrants to the Company that:

         (i) Shareholder will acquire the Common Stock hereunder only for his own account, for investment, and without a view to the distribution thereof;

         (ii) Shareholder has carefully reviewed the public filings of the Company, including its annual report on Form 10-KSB for the year ended December 31, 1997 and the Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998 (together, the "SEC Filings");

         (iii) Shareholder has been given access to all exhibits referred to in such documents, and has had the opportunity to discuss the Company's affairs with the Company's officers;

         (iv) Shareholder understands that he may sell or otherwise transfer the Common Stock only if such transaction is duly registered under the Securities Act, or if Shareholder shall have received the favorable opinion of counsel to the Company to the effect that such sale or other transfer may be made in the absence of registration under the Securities Act;

         (v) Shareholder acknowledges that the certificates representing the Common Stock will be legended to reflect these restrictions, and stop transfer instructions will apply; and

         (vi) Shareholder realizes that the Common Stock is not a liquid investment, and that he may lose his entire investment as a result of his receipt of the Common Stock.

         2.7 Registration.

         (a) Within 270 days from the Closing Date, the Company will file a registration statement (the "Registration Statement") on Form S-1, SB-2 or S-3 (to the extent that the Company is eligible to use this form) with respect to the shares of Common Stock issuable hereunder. The Company shall use its maximum and demonstrable best efforts to cause such registration statement to become effective not later than 120 days after the date of filing of the Registration Statement, and to remain effective for one year after the effective date of the Registration Statement or, if earlier, until all shares have been sold under the Registration Statement.

         (b) The Company shall pay all expenses of the registration hereunder. In no event, however, shall the Company pay Shareholders' underwriting discounts or the fees of Shareholders' personal counsel.

         (c) The Company shall supply Shareholders with a reasonable number of copies of all registration materials and prospectuses. The Company and Shareholders shall execute and deliver to each other indemnity agreements which are conventional in registered offerings of this type in connection with the transfer of the securities purchased hereunder.

         (d) If the Company at any time prior to the expiration of the aforementioned 270-day period, or, at any time thereafter if the Company for any reason failed to file the Registration Statement (a "Delayed Registration"), proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Common Stock for sale to the public), it will give written notice to the Shareholders of its intention so to do. Upon the written request of a Shareholder, the Company will use its best efforts to cause the Common Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company. In the event that any registration pursuant to this subsection shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Common Stock to be included in such an underwriting may be reduced (pro rata among the requesting Shareholders based upon the number of shares of Common Stock owned by each Shareholder, or in the event of a Delayed Registration, pro rata among all shareholders based upon the number of shares of Common Stock owned by each such shareholder) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein. Notwithstanding the foregoing, except in the event of a Delayed Registration (as to which there shall be no limit on the number of shares of Common Stock then held by the Shareholders permitted to be registered), no Shareholder shall be permitted to include in the securities to be registered by a registration statement a number of shares of Common Stock that exceeds 25% of the number of shares of Common Stock then owned by each Shareholder. The provisions of this Subsection (d) are not intended to limit the Company's obligations under Subsection (a) hereof.

         (e) Notwithstanding anything to the contrary stated herein, each Shareholder hereby agrees that until the first anniversary of the Closing, neither he nor his representatives, administrators, successors or assigns, will offer, sell, transfer, assign, pledge, encumber or otherwise attempt to directly or indirectly dispose of any of the Common Stock without the Company's prior written consent and each Shareholder hereby agrees that the shares of Common Stock will be endorsed with a legend restricting their sale or transfer until such date, and appropriate stop transfer orders will be placed against the shares of Common Stock with the Company's transfer agent until such date in accordance with the restriction herein set forth. The Company undertakes to use its best efforts to cause the directors and executive officers of the Company to execute a similar agreement with respect to the Common Stock beneficially owned by each such person.

Article 3.        Certain Other Agreements

         (a) At the Closing, each Shareholder shall enter into a two-year employment agreement (the "Employment Agreements") with the Surviving Corporation (which shall be countersigned and guaranteed by the Company) in the form attached hereto as Exhibit D, which, among other things, shall provide for an annual base salary of $135,000 plus a discretionary bonus to be determined and paid annually.

         (b) The Shareholders shall initially be entitled to elect two members to the Company's Board of Directors. Notwithstanding the previous sentence, subject to applicable state law provisions, the number of Shareholders' seats on the Board of Directors shall be based on their pro rata ownership of Common Stock; provided, that they shall have no less than one seat.

         (c) At the Closing, each Shareholder shall deliver to the Surviving Corporation and to the Company general releases dated the Closing Date in the form attached hereto as Exhibit E, pursuant to which terms each of them releases each of the Company and the Surviving Corporation from any and all actions suits and claims of every type and description, except for the obligations contained herein and all Closing Documents.

         (d) The Company covenants that it shall not liquidate, dissolve or merge with the Surviving Corporation for a period of one year from the Closing. Neither the Company nor the Surviving Corporation has any present intention to do so. In addition, each of the Company and the Surviving Corporation covenants to use its best efforts to preserve the tax free nature of the transaction contemplated hereby.

         (e) Each Shareholder hereby agrees to take all action necessary for, and to assist in, the completion of an audit of the financial statements of ICF in accordance with the rules and regulations promulgated by the Commission.

         (f) Each Shareholder hereby agrees that for a period commencing at the Closing and continuing until the second anniversary of the termination of his Employment Agreement (the "Limited Period"), he shall not, directly or indirectly, hire, solicit, or otherwise encourage to leave the employ of the Company or its affiliates, any person employed by the Company or any affiliate.

         (g) Each Shareholder hereby agrees that during the Limited Period he shall not, directly or indirectly, participate in the solicitation of any of the Company's (or its affiliates') customers or prospects contacted by the Company or its affiliates.

         (h) Each Shareholder hereby agrees that during the Limited Period, he shall not be engaged or interested, directly or indirectly, as an officer, director, stockholder (excepting a less than five percent (5%) interest in a publicly traded company), employee, partner, individual proprietor, investor or consultant, or in any other manner or capacity whatsoever, in any business that has been carried on by the Surviving Corporation (or its predecessor) and that involves (i) voice and data telecommunications services, and (ii) mergers or consolidations with or acquisitions of entities that provide telecommunications services similar to those offered by the Company or its affiliates in any county or counties (as set forth on Schedule 3(h)) so long as the Surviving Corporation or the Company or their affiliates carry on a like business therein; provided, however, that if any provision of this subsection would be held to be unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to, and shall, modify such scope, duration or area, or all of them, to the minimum extent necessary to make such provision, as so modified, enforceable, and such provision shall then be applicable in such modified form. The above notwithstanding, each Shareholder shall be entitled to (i) remain on the Board of Directors of any corporations or associations in which he currently has such a position and (ii) advise or counsel other persons or entities, provided, such activities are not competitive with the Company and Shareholders' name is not publicly associated with such other entities or activities, unless such publicity would enhance the reputation of the Company. Notwithstanding anything stated to the contrary herein or in the Employment Agreements, the provisions of subsections (f), (g) and (h) hereof shall not apply with respect to a Shareholder following such Shareholder's termination without Cause as such term is defined in such Shareholder's Employment Agreement.

         (i) Each Shareholder hereby acknowledges that the Company will not have an adequate remedy at law in the event of any breach by his of any provision of Subsections (f), (g) and (h) hereof and that the Company will suffer irreparable damage and injury as a result of any such breach. Accordingly, in the event of a breach or threatened breach of any such provision by a Shareholder, he hereby consents to the granting of a temporary restraining order, preliminary injunction and/or permanent injunction against him by any court of competent jurisdiction prohibiting him from committing or continuing any such breach or threatened breach.

Article 4.        Representations and Warranties by the Shareholders and ICF

         Each Shareholder and ICF hereby jointly and severally represent and warrant as follows:

         4.1 Organization and Standing . ICF is a corporation duly organized, validly existing and in good standing under the laws of California and has all requisite corporate power and authority to own or lease its property, to carry on its business as now being conducted and to enter into and carry out the provisions of this Agreement. Schedule 4.1 sets forth each jurisdiction in which ICF is duly qualified to do business as a foreign corporation or otherwise and in which it owns properties. Except as set forth on Schedule 4.1, neither the nature of its business nor character of its properties requires ICF to qualify as a foreign corporation in any other jurisdiction. Except as set forth on
Schedule 4.1, ICF does not own any real property, maintain any office or agency, or maintain, use or operate any manufacturing or marketing facility outside of the jurisdictions in which it is duly qualified to do business as a foreign corporation.

         4.2 Subsidiaries. Except as disclosed on the attached Schedule 4.2, ICF
(a) has no subsidiaries; (b) does not control any other corporation or business entity; or (c) does not own any securities or interest of any nature in any other corporation, general or limited partnership, business trust, limited liability company or other entity or business enterprise of any nature under any jurisdiction.

         4.3 Capitalization. The duly authorized capital stock of ICF consists solely of 200,000 shares, of which 100,000 shares are currently issued and outstanding. All of such shares are duly authorized, validly issued, fully paid and nonassessable. Shareholders are the record and beneficial owners of all issued and outstanding shares of ICF Stock and the shares of ICF Stock owned by Shareholders represent all of the issued and outstanding securities of ICF. No shares are held in ICF's treasury. There are no other securities of ICF or of any other entity convertible into capital stock of ICF, and there are no options, calls, warrants or rights of any character whatsoever or any agreement to grant the same to purchase or to otherwise acquire from ICF any shares of its capital stock. Except as set forth on Schedule 4.3, there are no agreements, arrangements or understandings restricting or otherwise relating to the transfer or voting of any capital stock of ICF.

         4.4 Corporate Power and Authority. ICF has all requisite power to and authority to own, lease and operate the properties which it owns or leases or purports to own or lease and to carry on its business as now conducted.

         4.5 Ownership of Shares of ICF Stock. Burns (or an entity under the joint control of him and his spouse) is the sole owner of 50,000 shares of ICF Stock. Lincoln (or an entity under the joint control of him and his spouse) is the sole owner of 50,000 shares of ICF Stock. Each Shareholder owns his shares of ICF Stock, free of all liens, claims, encumbrances, charges, agreements (including, without limitation, voting or voting trust agreements) or claims by or on the part of any person, firm or corporation.

         4.6 Corporate Records.

         (a) A true and correct copy of the Articles of Incorporation of ICF (including all amendments thereto), certified by the Secretary of State of the State of California as of a recent date, and a copy of its By-Laws certified by the Corporate Secretary as of a recent date (collectively, the "Charter Documents") have been delivered to the Company. There are no outstanding obligations, commitments or circumstances which could require further amendments to the Charter Documents.

         (b) Accurate and complete minute books of ICF have been delivered to the Company. All formal actions required to be taken by ICF have been taken. Neither the Company nor ICF shall incur any liability or obligation on or following the Closing by reason of: (i) any matter not properly documented; or
(ii) the failure by ICF or its officers, directors or the Shareholders to observe proper corporate formalities.

         (c) The stock certificate books and the stock transfer ledger of ICF are accurate and complete in all respects including the names of the record holders and the number of shares held by each, and accurate and complete copies thereof have been provided to the Company.

         4.7 Execution, Delivery and Performance; Authority.

         (a) Neither the execution or delivery nor performance of this Agreement by any Shareholder or ICF will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, breach or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any lease, license, contract, understanding, order, judgment or decree to which any Shareholder or ICF is a party or by which any Shareholder or ICF may be bound or affected. Without limiting the generality of the foregoing, the execution, delivery and performance of this Agreement will not conflict with any contractual or other relationship between the Shareholder or any of them and/or ICF or any of them and any other person, and the Shareholders and ICF are free to consummate the transactions contemplated by this Agreement with the Company without charges of breach of contract, tortuous interference with a contractual relationship or expectation or similar charge against the Company or any Shareholder.

         (b) ICF has the full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement and the same will not be in conflict with any Charter Documents. All proceedings required to be taken by ICF and its Board of Directors and Shareholders to authorize the execution, delivery and performance of this Agreement have been properly taken. This Agreement constitutes the valid and binding obligation of Shareholders and of ICF, enforceable against each of them in accordance with its terms.

         (c)  All  consents  or  approvals,  including  those  of any  court  or government agency, necessary for the consummation of the transactions contemplated by this Agreement have been obtained (except as otherwise indicated in Schedule 4.18 below) and are listed on the attached Schedule 4.7, and copies of them have been furnished to the Company.

         4.8 Financial Statements.

         (a) Appended to the attached Schedule 4.8 are copies of the balance sheets of ICF as of June 30, 1998 (the "Current Balance Sheet"), and related statements of income, stockholders equity and cash flow for the six (6) months then ended; the balance sheet and statements for the year ended December 31, 1997; the balance sheet and statements for the year ended December 31, 1996 prepared by Gephart and Gibson (collectively, the "Financial Statements").

         (b) The Financial Statements have not been audited, reviewed or compiled by independent accountants, and, accordingly, no opinion or other form of assurance has been expressed by independent accountants with respect to such financial statements. Management of ICF has elected to omit all footnotes to the Financial Statements that are necessary for such Financial Statements to be a complete presentation of the financial position, results of operations and cash flow of ICF. However, management has included all adjustments it believes necessary to set forth the financial position and results of operations of ICF as of the date and for the periods indicated. In setting forth such financial position, Management has prepared the Financial Statements on an accrual basis of accounting in a manner intended only to set forth the accruals of those items which it believes proper. Management cannot state with certainty, however, that the Financial Statements are in accordance with generally accepted accounting principles consistently applied through the periods involved. Except as expressly disclosed in the Financial Statements and disclosed to the Company more than ten days prior to the Closing Date, the income and expenses for the periods specified in the Financial Statements do not contain any item in the nature of special or non-recurring income or expenses, as the case may be, or other income not earned (or omit to state expenses incurred) in the ordinary course of business.

         (c) Except as set forth on Schedule 4.8(c), to the best knowledge of ICF and each of the Shareholders, the account and trade receivables of ICF reflected on the Current Balance Sheet are good and collectible in the aggregate at the balance sheet value (except to the extent collected in the ordinary course of business since the date of the Current Balance Sheet) within 180 days following the Closing, and the account and trade receivables of ICF which have arisen since the date of the Current Balance Sheet are good and collectible in the aggregate amounts reflected on ICF's books within 180 days following the Closing, in each case after application of existing reserves for returns, losses and allowances. The account and trade receivables of ICF reflected in the Current Balance Sheet and those arising after the date of the Current Balance Sheet are the result of merchandise actually shipped or services actually performed, arise from valid sales in the ordinary course of business, and are subject to no counterclaims or set-offs.

         (d) The Financial Statements reflect the depreciation that has been taken on all depreciable property by ICF to the dates of the Financial Statements.

         (e) To the best knowledge of ICF and the Shareholders, the Financial Statements contain and reflect all adjustments so as to present a fair statement of the financial position of ICF as of the dates of the respective balance sheets.

         (f) The books of account of ICF to which the Financial Statements relate are true and complete in all material respects, reflect all of ICF's items of income and expense, and all of its assets, liabilities and accruals, and are prepared and maintained in form and substance adequate for preparing financial statements.

         4.9 Taxes.

         (a) Except as set forth on Schedule 4.9(e) below, ICF has filed all federal, county, state and local tax and other returns or reports which are required to be filed by it, in respect of any and all taxes, levies, imposts, duties, tariffs, license and registration fees, charges and withholdings of every nature whatsoever and any fines, penalties and interest in connection therewith (collectively, and including without limitation those for income, sales and use, employment, profits, interest, estate duty, overseas taxation and franchises, foreign corporation qualification and similar matters, "Taxes"). Shareholders have provided the Company with copies of all returns and reports filed by ICF in connection with Taxes for income, business income and/or profits for 1995, 1996 and 1997.

         (b) Except as set forth on Schedule 4.9(b), no returns or reports of ICF relating to income or other Taxes, including without limitation any federal, foreign, county, state or local return or report relating to income or other Taxes, has ever been audited by any governmental agency of any competent jurisdiction. Except as set forth on Schedule 4.9(b), all amounts, including interest, penalties and fines, which have been asserted to be payable as a result of each audit conducted prior to the date of this Agreement have been paid in full.

         (c) Except as set forth in subsection (e) hereof, to the extent that any liabilities or other indebtedness of ICF for Taxes have not been fully satisfied and discharged prior to the date of this Agreement, adequate reserves have been established therefor on the books of account of ICF and segregated. ICF is not in default in the payment of any Taxes which are due and payable or on any assessment received by ICF in respect thereof on or prior to the date of this Agreement. There are no claims of any kind pending or threatened against ICF for past due Taxes or for interest, penalties or fines relative to any Taxes.

         (d) Except as set forth in subsection (e) hereof, all Taxes not yet due and payable by ICF have been fully accrued on its books of account or full reserves have been established therefor on its books of account and segregated. The reserves indicated for ICF on the Current Balance Sheet are also adequate to cover any and all Taxes which may become due and payable by ICF in future periods in respect of any and all transactions or arrangements occurring on or prior to the date of the Current Balance Sheet, and which, by virtue of tax or accounting treatment, are not included in income until subsequent to that date.

         (e) Except as set forth on Schedule 4.9(e), ICF does not or will not have any liabilities or other indebtedness for Taxes for or in respect of any period or periods ending on or prior to the Closing, except to the extent that such liabilities for Taxes have been reflected on, or reserved against in full in, the Current Balance Sheet.

         4.10 Related Person Transactions. (a) ICF is not a party to or bound by any agreement, lease, transaction, instrument or contract (whether written or oral) to which any Shareholder or any member of their respective immediate families or any current or former director, officer, employee or shareholder of ICF (each, a "Related Person") is or is to become a party, or under which any Related Person has or is to acquire any right, interest or benefit; (b) no Related Person is the direct or indirect owner of an interest in any corporation, firm, association, or business organization which is a present or potential competitor, customer or supplier of ICF or the Company, nor does any Related Person receive income from any source other than ICF, which relates to the business of, or should properly accrue to, ICF; (c) ICF does not have any investment of any kind in any Related Person; (d) there is no indebtedness of ICF to any Related Person; and (e) there is no indebtedness of any Related Person to ICF.

         4.11 Properties.

         (a) Except as otherwise specified in the attached Schedule 4.11(a), ICF has good and marketable title to all of its properties and assets, real or personal, tangible or intangible, reflected on the Current Balance Sheet or purported to have been acquired by ICF since the date of the Current Balance Sheet, except personal property sold or otherwise disposed of by ICF in the ordinary course of its business since that date. No personal property used by or in the possession of ICF is held on a consignment basis. All properties and assets of ICF (real or personal, tangible or intangible) are free and clear of all defects of title, and all mortgages, liens, pledges, charges, security interests and other encumbrances of any kind whatsoever, except (i) such as have been described in Schedule 4.11(a), and (ii) such imperfections of title, easements, rights-of-way and other similar restrictions on ICF's real property, if any, as are insubstantial in character, amount or extent, do not materially detract from the value or interfere with the present or proposed use of the affected property, and do not otherwise adversely affect the business or operations of ICF.

         (b) Except as otherwise specified in the attached Schedule 4.11 (b), no financing statement under the Uniform Commercial Code or equivalent document under other applicable law which names ICF as debtor has been filed in any jurisdiction. ICF has not executed any document, authorizing any party or creditor to sign or to file any such financing statement or equivalent document.

         (c) None of the properties or assets the value of which is reflected on the Current Balance Sheet is held by ICF as lessee under any lease (excluding capitalized lease obligations) or as conditional vendee under any conditional sales contract or other title retention agreement. ICF enjoys peaceful and undisturbed possession under each lease under which it is operating. Each lease is valid and in full force and effect, and none of the leases is in default.

         (d) All machinery and equipment used in connection with the operations of ICF are in good operating condition and repair, other than machinery and equipment temporarily under repair or out of service in the ordinary course of the business of ICF.

         4.12 Purchase Commitments and Sales Commitments.

         (a) In the reasonable opinion of each Shareholder and ICF, no outstanding purchase commitment of ICF is in excess of the normal requirements of ICF's business for use of the items to be purchased within a period of six months following delivery. The aggregate of the contract prices to which ICF has agreed in each of its outstanding purchase commitments is not so excessive when compared with current market prices for the relevant products or services that a material loss is likely to be suffered by ICF.

         (b) Schedule 4.12(b) sets forth a list of ICF's sales commitments exceeding $50,000.

         (c) Except as set forth on Schedule 4.12(c), there are no suppliers to ICF of significant products or services with respect to which practical alternative sources of supply of comparable products or services are not available to ICF on comparable terms and conditions.

         (d) Excepts as set forth on Schedule 4.12(d), ICF has made no express warranty or guarantee with respect to its products or services.

         4.13 Authorizations. All licenses, permits, franchises, consents and other authorizations under the laws of any jurisdiction which are necessary for the business or operations of ICF (collectively, the "Authorizations") have been obtained by ICF, are in full force and effect and are listed on Schedule 4.13. ICF has observed and is in compliance with the terms of all things necessary to preserve and maintain all of its respective Authorizations. Except as set forth on Schedule 4.13, none of the Authorizations will lapse, terminate or otherwise be adversely affected by this Agreement or the consummation of the transactions completed by this Agreement.

         4.14 Intellectual Property.

         (a) To the best of the knowledge and belief of each Shareholder and ICF, ICF is the sole and exclusive owner of, or has exclusive right to use, free and clear of any obligation to party royalties or any similar obligation and free and clear of all mortgages, liens or other encumbrances, all patents, trade secrets, trademarks, service marks, trade names, logos, brand names, copyrights, computer software (excluding, so-called "shrink-wrap" computer software) and other intellectual property rights (collectively, the "Intellectual Property Rights") used in its business or operations or the use of which necessary for its business or operations as now conducted. All licenses, sublicenses, covenants or agreements entered into by ICF or granted by or to ICF with respect to the Intellectual Property Rights are identified and briefly described in the attached Schedule 4.14. To the best of the knowledge and belief of each Shareholder, none of ICF's Intellectual Property Rights will be adversely affected by the consummation of the transactions contemplated by this Agreement.

         (b) There is no claim or demand of any person pertaining to, and there is no pending or, to the best of the knowledge and belief of each Shareholder, threatened action, suit, proceeding or investigation relating to, or the outcome of which could affect, the exclusive rights of ICF in respect of its Intellectual Property Rights.

         (c) ICF's Intellectual Property Rights are not subject to any outstanding order, ruling, decree, judgment or stipulation by any court, governmental agency, board or arbitration or arbitrator, or, to the best of the knowledge and belief of each Shareholder: (i) is being infringed by any person;
(ii) is being used by any person (whether or not such use constitutes infringement); or (iii) infringes any patent, trade secret, trademark, service mark, trade name, logo, brand name, copyright or other Intellectual Property Right of any person.

         4.15 Insurance. ICF is not in default with respect to any provision of any policy of fire, liability, products liability, workers compensation, title or other form of insurance held by it. ICF has not failed to give any notice or to submit any claim under any policy of insurance in a proper and timely fashion.

         4.16 Schedules. Prior to the Closing Date, Shareholders have delivered to the Company the following additional Schedules, each of which is true and correct in all respects as of the Closing Date.

         (a) Schedule 4.16(a), Real Property, setting forth a list of all of the rights and interests of ICF in each parcel of real property which is owned, leased or otherwise used or claimed by ICF, identifying its location, stating the maximum aggregate amounts secured by each mortgage or other lien on each parcel of real property and the material items of any leases of real property, and identifying the holders of each such mortgage or lien and the landlords under each such lease.

         (b) Schedule 4.16(b), Personal Property, setting forth lists of: (i) tangible personal property, including all furniture, furnishings, office equipment, supplies, machinery, tools and equipment, and the location thereof, owned by ICF and which had an original cost per item of US $10,000 or more; (ii) all leases (oral or written) with respect to all equipment, automobiles, trucks or other vehicles leased by ICF; and (iii) all conditional sales contracts, chattel mortgages and other security agreements with respect to personal property owned by ICF.

         (c) Schedule 4.16(c), Contracts, identifying: (i) each agreement, instrument or contract (whether written or oral) entered into or made by ICF in the ordinary course of its business which involves or may involve aggregate future payments by or to it of more than US $10,000; (ii) each agreement, instrument or contract (whether written or oral), entered into or made by ICF in the ordinary course of its business which has a term ending later than one year after the Closing Date or which is renewable at the option of any party for a period ending later than one year after the Closing Date; (iii) each distributorship, sales agency or franchise agreement (whether written or oral) entered into or made by ICF which may not be terminated by it (without penalty) within thirty (30) days after the Closing; (iv) each agreement, instrument or contract (whether written or oral) containing any covenant prohibiting ICF from competing with any person, firm, corporation or any other entity in any line of business in any territory, or prohibiting ICF from doing any kind of business with the same in any territory; and (v) each agreement, instrument or contract (whether written or oral) entered into by ICF other than in the ordinary course of its business, all or any part of which is to be performed, complied with or observed by ICF at any time after the Closing Date.

         (d) Schedule 4.16(d), Key Personnel, setting forth: (i) the names and the current annual salaries of all current directors and officers and all employees of ICF who are currently receiving from ICF cash or other remuneration; (ii) a list of each employment or compensation agreement or arrangement (whether written or oral) of ICF which may not be terminated by it without penalty within thirty-one (31) days after the Closing; (iii) a list of ICF's sales agent agreements; (iv) the names of all consultants, advisors, agents, professional service firms or enterprises, independent contractors or other persons (including, without limitation, all accountants and lawyers) who have at any time been engaged or used by ICF, under any agreement, contract or arrangement (whether written or oral) which exists at the Closing; and (v) a list of each such agreement, contract or arrangement which may not be terminated by ICF without penalty within thirty-one (31) days after the Closing Date.

         (e) Schedule 4.16(e), Benefit Plans, identifying each bonus, incentive compensation, deferred compensation, profit-sharing, stock option, 401(k), retirement, pension, group insurance, death benefit or other fringe benefit plan, trust agreement or arrangement by ICF which is in effect or under which ICF is obligated at the Closing or which is to become effective or will impose any obligation on ICF at any time after the Closing.

         (f) Schedule 4.16(f), Indebtedness, identifying the principal terms and conditions of each existing agreement, instrument, commitment or arrangement (whether written or oral) on the basis of which any indebtedness or commitment of ICF (other than trade payables incurred in the ordinary course of business) has been incurred, assumed or issued on or prior to the Closing Date or may be created, incurred, assumed or issued at any time or from time to time after the Closing Date. No individual or entity has guaranteed any indebtedness or obligation of ICF, and ICF has not guaranteed any indebtedness or obligations of any individual or entity.

         (g) Schedule 4.16(g), Investments, identifying the principal terms and conditions of each existing agreement, instrument, commitment or arrangement (whether written or oral) on the basis of which any investments of ICF have been made on or prior to the Effective Time or may be made at any time or from time to time after the Closing Date.

         (h) Schedule 4.16(h), Capital Expenditures, setting forth a complete written description of each outstanding commitment or obligation of ICF to make capital expenditures, capital additions or capital improvements with a cost in excess of $20,000.

         (i) Schedule 4.16(i), Bank Information, setting forth: (i) the name and address of each bank in which ICF has an account or a safe deposit box; (ii) all information necessary to enable the Company to identify each such account and safe deposit box; and (iii) the name and address of each person having the power to borrow, discount debt obligations, cash or draw checks or otherwise act for or on behalf of ICF in any dealings with any one or more of such banks.

         (j) Schedule 4.16(j),  Insurance,  identifying and briefly  describing:
(i) each policy of fire, liability, products liability, workers compensation, title and other form of insurance held by ICF; and (ii) each claim pending under the policies (including employee benefit claims).

         4.17 Delivery of Agreements.

         (a) Shareholders and ICF have delivered to the Company, prior to the Closing, true and complete copies of each written agreement (including all amendments thereof) required to be identified and described in the Schedules described in Section 4.16, and full and accurate written descriptions of the material terms of each unwritten agreement or arrangement required to be identified and described in the Schedule described in Section 4.16.

         (b) Shareholders and ICF will deliver promptly to the Company copies of each such other written agreement or instrument, and full and accurate written descriptions of the material terms of each unwritten agreement or arrangement, identified or described in any Schedule to this Agreement as may be requested by the Company from time to time (see the attached Schedule 4.17(b) as to descriptions of verbal sales agreements).

         4.18 Defaults. Except as otherwise described in the attached Schedule 4.18:

         (a) ICF has performed, complied with and observed all of its covenants, agreements and obligations contained in the agreements, instruments and documents required to be listed on the Schedules described in Section 4.16, and none of such agreements, instruments or documents requires payment by any party thereto of amounts determined by reference to fluctuations in any inflation index or the rate of exchange of any currency.

         (b) No default by ICF or, to the best of the knowledge and belief of each Shareholder, by any other person exists under any of the agreements, instruments or documents required to be listed on the Schedules described in
Section 4.16, and to the best of the knowledge and belief of each Shareholder, no accrued right of revision, cancellation or termination on the part of any party other than ICF or, on the part of ICF exists under any of said agreements, instruments or documents.

         (c) Each of the agreements, instruments and documents required to be listed in the Schedules described in Section 4.16 is, and as of the Closing Date will be valid, existing and in full force and effect.

         (d) Consummation of the transactions contemplated hereby will not cause a default under or termination of any agreement (and will not require the consent of any person to maintain the validity, existence and full force and effect of such agreements) required to be listed in the Schedules described in
Section 4.16.

         4.19 No Changes. Except as otherwise described in the attached Schedule 4.19, since the date of the Current Balance Sheet there have not been, and there is no outstanding commitment or obligation of ICF to make or be subject to, any:

         (a) Changes in the condition, assets, liabilities, earnings, operations, business or prospects of ICF which have occurred other than in the ordinary course of the business of ICF and which have not, individually or in the aggregate, had a materially adverse impact on the financial condition of ICF as a whole.

         (b) Loss, damage or destruction (whether or not covered by insurance) which, individually or in the aggregate, has materially adversely affected or could materially adversely affect the condition, assets, earnings, operations, business or prospects of ICF in the aggregate.

         (c) (i) declaration, setting aside or payment of any dividend in respect of ICF's capital stock; (ii) payment of any kind on account of the purchase or other acquisition or redemption or other retirement of any shares of ICF's capital stock or any options, warrants or other rights to purchase any such shares; or (iii) other distribution of any kind in respect of any shares of ICF's capital stock or any such option, warrant or other right.

         (d) Employment or compensation agreement or any consulting, advisory or professional services agreement or any other similar arrangement (whether written or oral) entered into by ICF and any Related Person.

         (e) Labor union regarding activity or labor problems (including without limitation actual or threatened strikes, lock-outs, work stoppages or work slow-downs) which, individually or in the aggregate, have materially adversely affected or could materially adversely affect the condition (financial or otherwise), assets, earnings, operations, business or prospects of ICF in the aggregate. ICF is not is, and never has been, a party to any collective bargaining agreement or contract. Neither now nor in the past has there been any labor union or other organization, association or individual representing, purporting to represent or attempting to represent any employees of ICF.

         (f) Mortgages, liens, pledges, charges, security interests or other encumbrances (other than such imperfections of title, easements, rights-of-way and other similar restrictions, if any, as are insubstantial in character, amount or extent, do not materially detract from the value of, or interfere with the present or proposed use of, the properties or assets subject thereto or affected thereby, and do not otherwise materially adversely affect or impair the business or operations of ICF) created, incurred or assumed on or in respect of any properties or assets (real or personal, tangible or intangible) of ICF.

         (g) Indebtedness created, incurred or assumed by ICF, other than current liabilities of ICF shown on the Current Balance Sheet and current liabilities of ICF created or incurred by ICF since the date of the Current Balance Sheet in the ordinary course of its business.

         (h) Transactions or arrangement outside of the ordinary course of the business of ICF in which it has participated or has otherwise been engaged or involved.

         (i) Investment made by ICF other than in the normal course of its business, or commitment or other obligation given or undertaken by ICF to make any investment.

         (j) Sale, assignment, transfer or other disposition of any tangible properties or assets of ICF other than in the ordinary course of the business.

         (k) Sale, assignment, transfer or other disposition of any of the Intellectual Property Rights of ICF.

         (l) Increase in the remuneration paid or to become due and payable by ICF to: (i) any of its officers, directors, management employees, agents or representatives; or (ii) any consultant, advisor, agent, professional services firm or enterprise, independent contractor or other person engaged, retained or used by ICF to furnish (other than as employees of ICF) any consulting, advisory or professional service or assistance of any kind whatever, except (in each case) increases representing ordinary merit and cost-of-living increases made by ICF strictly in accordance with its past practices.

         (m) Any payment, grant or accrual of a bonus, percentage compensation, service award or other like benefit; or, any new or different incentive compensation, profit-sharing, pension or other "fringe benefit" place or arrangement made or agreed to by ICF.

         (n) Failure by ICF to replenish its inventories and supplies in a manner consistent with its prior practice (and prudent business practices prevailing in the industry) or any purchase commitment by ICF in excess of the normal, ordinary and usual requirements of its business or at any price on excess of the then current market price, or upon terms and conditions more onerous than those usual and customary in the industry, or any change in ICF's selling or pricing practices inconsistent with its prior practice and prudent business practices prevailing in the industry.

         (o) Termination or receipt of notice of a termination with respect to any relationship with ICF's suppliers, distributors or customers.

         (p) Capital expenditure or capital addition with value of US $25,000 or more.

         (q) Institution, settlement or agreement to settle any litigation, action or proceeding before the court or governmental body relating to ICF or its property.

         (r) Change in accounting methods or practices, including changes in depreciation or amortization policies or rates, of ICF.

         (s) Revaluation by ICF of any of its properties or assets.

         (t) Waiver or release of any right or claim by ICF.

         4.20 Litigation. Except as otherwise described in the attached Schedule 4.20:

         (a) There is no pending or, to the best of the knowledge and belief of each Shareholder, threatened action, suit, proceeding or investigation (whether or not purportedly on behalf of ICF or any Shareholder) before any court, governmental agency, board of arbitration or arbitrator against or affecting ICF, its business, properties or assets, or it officers, directors or shareholders, or against or affecting any Shareholder and his or her right to carry out the transactions contemplated by this Agreement, nor, to the best of the knowledge and belief of each Shareholder, is there any basis or grounds for any such action, suit, proceeding or investigation.

         (b) There is no outstanding judgment, order, writ, injunction, decree, demand, subpoena, rule or regulation on any court, grand jury, governmental agency, board of arbitration or arbitrator against or affecting ICF, its business, properties or assets, or its officers, directors or shareholders, or against or affecting any Shareholder and his or her respective right to carry out the transactions contemplated by this Agreement. ICF is not in default with respect to any outstanding judgment, order, writ, injunction, decree, demand, subpoena, rule or regulation.

         4.21  Compliance  with Laws.  Except as set forth on attached  Schedule
4.21:

         (a) ICF does not violate or contravene, has not violated or contravened, and has no liability (whether secured or unsecured, accrued, absolute, contingent or otherwise) under, any law, ordinance, rule, regulation or order applicable to it, its business operations or its property or assets (collectively, "Applicable Laws"), including without limitation any of the Applicable Laws pertaining to building, zoning, occupational safety and health, access for those with disabilities, fair employment, equal employment opportunity, pension or other employee benefit, environmental control, antitrust, trade regulation or unfair trade practices (except for minor violations that will not materially impact on ICF's business) with respect to:
(i) any of its respective plants, facilities, buildings or equipment; (ii) the operation of any of its respective properties or assets: or (iii) the conduct of its respective business.

         (b) Neither any Shareholder nor ICF has received from any governmental agency any notice, statement, order or complaint alleging that: (i) ICF has violated any of the Applicable Laws; (ii) any governmental agency has made any determination that, or issued any order, decree or ruling to the effect that, this Agreement, any term, condition or provision of this Agreement, or any transaction contemplated by this Agreement, is illegal, invalid or unenforceable; or (iii) any governmental agency has issued, manifested any intention to issue, or otherwise threatened to issue any order, decree or ruling enjoining, restraining or otherwise prohibiting the consummation of any transaction contemplated by this Agreement.

         (c)  Neither  the   Shareholders   nor  ICF  have   received  from  any
governmental agency any notice or statement of the commencement of any proceedings to take all or any part of its properties or of any proceedings to take all or any part of the properties or assets owned or used by it by condemnation, exercise of right of eminent domain or otherwise, and no such proceedings are threatened or pending.

         (d) ICF has no liability under, and there is no fact currently existing that could hereafter give rise to any liability of ICF under, any federal, state, foreign, provincial or local laws, statutes, ordinances, regulations, rules and orders pertaining to the environment, pollution and/or health and safety of human beings (collectively, "Environmental Laws"). There is no, and has been no, discharge, spillage, uncontrolled loss, seepage or filtration of hazardous waste (including without limitation all inks and oils) on-site at ICF's premises. All hazardous waste on-site at the premises of ICF has been and shall continue to be disposed of in compliance with all Environmental Laws and other Applicable Laws, and is being managed in accordance with all Environmental Laws and other Applicable Laws. In addition, there has not been any other pollution, contamination or similar harm to its property or on the premises which it occupies that ICF has caused or is otherwise responsible for. There is no underground storage tank located on any premises now or previously owned, leased or occupied by ICF. Subject to the limitations of Sections 10 and 11, Shareholders agree to be jointly and severally responsible for the removal of any hazardous, toxic or illegal substance if ordered by any governmental agency, and for any damages, costs or expenses (including reasonable fees and disbursements of attorneys and consultants) incurred by the Company or the Surviving Corporation as a result of the presence or removal of any hazardous substance (to the extent that the presence of such hazardous substance predates the Closing). Any such removal shall take place under the supervision of the Shareholders.

         (e) ICF has no formal or informal written or unwritten pension, profit-sharing, stock option, bonus plan, employee benefit retirement, welfare plans or arrangements of any kind whatsoever, or agreements with any person for the making or granting of any pension, profit-sharing, bonus payments, benefits or any stock options. No person is currently receiving any pension or retirement or disability pay from ICF.

         (f) Neither ICF nor any director, officer, employee, agent or representative of ICF (in any such person's capacity as a director, officer, employee, agent or representative of ICF, respectively) has: (i) used any of the funds of ICF for unlawful contributions, gifts or entertainment or for other unlawful expenses relating to political activity or otherwise; (ii) made any direct or indirect unlawful payments to any government official or employee from any of the funds of ICF or been reimbursed from such funds for any such payment made; (iii) established or maintained any unlawful or unrecorded funds of corporate monies or other assets of ICF; (iv) made any false or fictitious entries on the records or books of account of ICF; (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (vi) granted or made any favors or gifts with an aggregate value in excess of $6,000 in any tax year which would not be deductible for United States federal income tax purposes.

         4.22 Absence of Undisclosed Liabilities. Except as reserved against on the Current Balance Sheet or disclosed on the attached Schedule 4.22, (i) ICF is not subject to any liabilities or obligations, whether secured or unsecured, accrued, absolute, or, to the best knowledge of the Shareholders or ICF, contingent or otherwise (including, without limitation, any tax liabilities or penalties due or to become due whether incurred in respect of or measured by its income for any period, or arising out of any transaction entered into, or any state of facts existing, prior to the Closing Date); and (ii) all debts, liabilities and obligations incurred by ICF after the date of the Current Balance Sheet were incurred in the ordinary course of business and are ordinary and usual in amount, both individually and in the aggregate.

         4.23 Powers of Attorney. Except as set forth on Schedule 4.23, ICF has not delivered, issued or granted to any person, at any time on or prior to the date of this Agreement, any power of attorney or other instrument authorizing any person to act as agent for ICF.

         4.24 Disclosure. Neither any representation or warranty by the Shareholders in this Agreement, or in any of the Schedules or Exhibits to this Agreement, nor any statement or certificate furnished or to be furnished to the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact necessary to make the statements contained in this Agreement or made pursuant to it not misleading.

         4.25 Right to Rely. Any investigation by or on behalf of the Company shall not affect the Company's right to rely on any representation or warranty made by any Shareholder or ICF in or pursuant to this Agreement.

         4.26 Brokers. The negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by ICF directly with the Company in such manner, without the intervention of any third parties, as not to give rise to any claims against any of the parties hereto for a brokerage commission, finders fee or other like payment.

Article 5.        Representations and Warranties by the Company

         The Company represents, warrants and covenants to Shareholders as follows:

         5.1 Organization and Standing . The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to own or lease its properties, to carry on its businesses now being conducted and to enter into this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business in all states and jurisdictions in which it owns its properties and conducts its business as presently conducted, except such states in which failure to so qualify will not result in a material adverse impact on the financial condition of the Company.

         5.2 Capitalization .

         (a) The duly authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, of which ________ shares are issued and outstanding. All of such shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. Other than the securities proposed to be issued hereunder, no other securities of the Company are now outstanding or securities on which the Company is or may become liable, or securities that are or may become required to be issued, by reason of any warrants, rights, options, calls, commitments, subscriptions, contracts, demands, convertible securities or other agreements presently outstanding. To the best knowledge of the Company, there are no agreements, arrangements or understandings restricting or otherwise relating to the transfer or voting of any capital stock of the Company.

         (b) Schedule 5.2(b) sets forth all documents in connection with pending offerings of the Company's securities.

         5.3 Corporate Records.

         (a) A true and correct copy of the Certificate of Incorporation of each of the Company and of Subsidiary (including all amendments thereto), certified by the Secretary of State of the State of Illinois and the Secretary of State of the State of California, respectively, as of a recent date, and a copy of its By-Laws certified by the Corporate Secretary as of a recent date have been delivered to the Shareholders. There are no outstanding obligations, commitments or circumstances which could require further amendments to such documents.

         (b) Accurate and complete minute books of the Company have been delivered to the Shareholders. All formal actions required to be taken by the Company have been taken. Neither the Company nor ICF shall incur any liability or obligation on or following the Closing by reason of: (i) any matter not properly documented; or (ii) the failure by the Company or its officers, directors or its shareholders to observe proper corporate formalities.

         5.4 Execution, Delivery, Authority .

         (a) Neither the execution or delivery nor performance of this Agreement by the Company will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, breach or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any lease, license, contract, understanding, order, judgment or decree to which the Company or by which the Company may be bound or affected.

         (b) The execution, delivery and performance of this Agreement by the Company and the consummation of all the transactions contemplated herein have been duly and validly authorized by all requisite corporate action and will not violate any provision of the Company's Certificate of Incorporation or By-Laws or any provision of, or result in the acceleration of any obligation under, any agreement, indenture, instrument, lease, contract or other undertaking to which the Company is a party or by which it is bound which would have a materially adverse effect upon the Company.

         (c) The Company has the full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement and the same will not be in conflict with any Charter Documents. All proceedings required to be taken by the Company and its Board of Directors to authorize the execution, delivery and performance of this Agreement have been properly taken. This Agreement, the Promissory Notes and the Employment Agreements (to the extent that the Company is a party thereto) constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms.

         (d)  All  consents  or  approvals,  including  those  of any  court  or government agency, necessary for the consummation of the transactions contemplated by this Agreement have been obtained and are listed on the attached
Schedule 5.4(d), and copies of them have been furnished to the Shareholders.

         5.5 Litigation.

         (a) There is no pending or, to the best of the knowledge and belief of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency, board of arbitration or arbitrator against or affecting the Company, its business, properties or assets.

         (b) There is no outstanding judgment, order, writ, injunction, decree, demand, subpoena, rule or regulation on any court, grand jury, governmental agency, board of arbitration or arbitrator against or affecting the Company, its business, properties or assets. The Company is not in default with respect to any outstanding judgment, order, writ, injunction, decree, demand, subpoena, rule or regulation.

         5.6 Brokers . The Company's negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by it directly with the parties hereto and in such manner, without the intervention of any third parties, as not to give rise to any claim against any of the parties hereto for a brokerage or finder's commission or other like payment.

         5.7 Absence of Changes . There have been no material adverse changes in the business or financial condition of the Company since the filing with the Securities and Exchange Commission its SEC Filings.

         5.8 Approvals . The transactions contemplated hereby have been duly and fully approved by all corporate action, which is and will at the Closing be in full force and effect without amendment.

         5.9 Common Stock All of the outstanding shares of the Company are, and when issued at the Closing, the shares of the Company to be issued to
Shareholders will be, duly authorized, validly issued, fully paid and non-assessable.

         5.10 Disclosure. Neither any representation or warranty by the Company in this Agreement, or in any of the Schedules or Exhibits to this Agreement, nor any statement or certificate furnished or to be furnished by the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact necessary to make the statements contained in this Agreement or made pursuant to it not misleading.

         5.11  Right  to  Rely.  Any  investigation  by  or  on  behalf  of  the
Shareholders shall not affect the Shareholders' right to rely on any representation or warranty made by the Company in or pursuant to this Agreement.

         5.12 Subsidiary. Subsidiary is duly organized, validly existing and in good standing under the laws of the State of California, and it has no operations. Its authorized capital consists of 200 shares of Common Stock of which 200 are issued and outstanding all of which are beneficially owned by the Company.

Article 6.        Conduct of ICF Business Prior to the Closing Date

         6.1 Negative Covenants. Each of ICF and the Shareholders agrees that between the date hereof and the Closing Date, and except as contemplated by this Agreement or permitted by the prior written consent of the Company, ICF will not take, or permit to be taken, any of the following actions: (a) alter or amend its Certificate of Incorporation or By-Laws or increase the membership of its

         Board of Directors or fill any vacancy in its Board of Directors (b) issue or become obligated to issue any notes or other equity or debt securities of any kind, (c) enter into any option, call or commitment with respect to its securities, (d) declare or pay any dividend or other distribution with respect to its capital stock or securities, (e) incur any liability or obligation except current liabilities in the ordinary course of business and obligations under contracts entered into in the ordinary course of business, (f) pay or accrue any salaries, fees, commissions or other compensation to its officers or directors at a rate in excess of the rate of compensation in effect as to such individual, respectively, on the date hereof, (g) make any profit sharing, incentive, pension or retirement payment, or grant any stock options, (h) grant any general wage increase to its employees or adopt any bonus, profit sharing, pension, retirement, health or welfare plan or any other employee benefit plan of any nature whatsoever, (i) enter into any contract or commitment which is not in the ordinary course of its business (including, without limitation, any employment agreement), (j) borrow funds except in the ordinary course of business, (k) accept, amend or grant any license, patent or trademark, or settle the
infringement  of  any  trademark  or  patent,   (1)  compromise  or  settle  any
litigation, proceeding or governmental investigation against it or its properties or business, (m) mortgage, pledge or subject to or voluntarily suffer any lien, charge or other encumbrance or restriction on any of its assets, property or business except for purchase money obligations in the ordinary course of business, or (n) sell, lease or transfer any of its assets in any material amount, except inventory in the ordinary course of business, or cancel any debts or claims or waive any right of value.

         6.2 Affirmative Covenants . Each of ICF and the Shareholders agrees that, other than as required by the terms of this Agreement, between the date hereof and the Closing Date:

              6.2.1 ICF will conduct its business only in the ordinary course and at the place or places where said business is presently conducted.

              6.2.2 ICF will maintain in force the insurance policies presently in force or insurance policies providing substantially the same coverage, under which it is the insured or the beneficiary.

              6.2.3 ICF will use its  reasonable  efforts to preserve  its
assets and properties  in  good  condition  and  repair,   to  preserve  its
business and organization substantially intact, to keep available the services of its present officers and employees and to preserve the good will of its suppliers, customers and others having business relations with any of them.

              6.2.4 ICF will afford to the Company and its counsel, accountants and other representatives full but reasonable access during normal business hours throughout such period to all of its properties, books, minute books, contracts, commitments and records, and during said period furnish all information which the Company may reasonably request.

Article 7.        Conduct of the Company's Business Prior to the Closing Date

         7.1 Negative Covenants. The Company agrees that between the date hereof and the Closing Date and except as contemplated by this Agreement, it will not take, or permit to be taken, any of the following actions: (a) alter or amend its Certificate of Incorporation or By-Laws or increase the membership of its Board of Directors or fill any vacancy in its Board of Directors, or (b) declare or pay any dividend or other distribution with respect to its capital stock or securities

         7.2 Affirmative Covenants . The Company agrees that, other than as required by the terms of this Agreement between the date hereof and the Closing
Date:

              7.2.1 It will conduct its business only in the ordinary course and at the place or places said business is conducted.

              7.2.2 It will maintain in force the insurance policies, presently in force or insurance policies providing substantially the same coverage, under which the Company is the insured or the beneficiary.

              7.2.3 It will preserve its assets and not expend any of such assets except to discharge present liabilities or liabilities arising in the ordinary course.

              7.2.4 It will afford to Shareholders and their counsel, accountants and other representatives full access during normal business hours throughout the period prior to the Closing to all of its properties, books,
minute  books, contracts,   commitments  and  records,  and  during  said
period  furnish  all information which Shareholders may reasonably request.

Article 8.        Conditions Precedent to the Company's Obligations

         The Company's obligations under this Agreement are subject to the fulfillment prior to the Closing of each of the following conditions:

         8.1 On the Closing Date, the Current Balance Sheet shall show Net Assets of not less than $4,400,000, Net Working Capital of not less than $3,700,000 and deferred federal taxes of no more than $1,300,000 but, except for California State tax liabilities estimated at $393,025, no other long term debt or contingent liabilities (whether on or off the balance sheet). For purposes hereof, "Net Assets" shall mean total assets minus current liabilities, and "Net Working Capital" shall mean current assets, net of reserve for bad debt minus current liabilities net of any write down in short term liabilities.

         8.2 Execution of the Employment Agreements.

         8.3 ICF's and Shareholders' representations and warranties contained in this Agreement and in any certificate or document (including the Financial Statements) delivered to the Company pursuant hereto shall be deemed to have been made again at and as of the time of the Closing and shall then be true in all material respects; ICF and Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing; and the Company shall have been furnished with a certificate from each Shareholder, dated the Closing Date, certifying in such detail as the Company may reasonably request to the fulfillment of the foregoing conditions.

         8.4  The  Company  shall  complete  financing   arrangements  on  terms
reasonably satisfactory to it to fund its obligations under this Agreement.

         8.5 All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required to carry out this Agreement or incident thereto shall be reasonably satisfactory in form and substance to Heller, Horowitz & Feit, P.C., counsel for the Company.

         8.6 ICF shall not have incurred any materially adverse change in its assets, liabilities, financial condition, business, prospects or operations.

         8.7 The Company shall receive an opinion of Berliner Cohen, counsel to ICF and the Shareholders, containing the usual and customary provisions and opinions delivered in transactions of this nature in form and substance satisfactory to the Company's counsel, which opinion shall include, but not be limited to, the following: organization, due qualification, authority to do business, validity of Agreement and of the issued stock, litigation, no violations, etc.

         8.8 Each Shareholder shall have delivered to ICF and to the Company general releases dated the Closing Date, pursuant to which terms each of them releases each of the Company and ICF from any and all actions suits and claims of every type and description.

Article 9.        Conditions Precedent to Shareholders' Obligations Hereunder

         All obligations of Shareholders under this Agreement are subject to the fulfillment prior to the Closing of each of the following conditions:

         9.1 The Company's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the time of the Closing and shall then be true in all material respects; the Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing and the Shareholders shall have been furnished with a certificate from the Company, dated the Closing Date, certifying in such detail as the Shareholders may reasonably request to the fulfillment of the foregoing conditions.

         9.2 All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required to carry out this Agreement or incident thereto shall be reasonably satisfactory to Berliner Cohen, counsel for ICF and the Shareholders

         9.3 The Company shall not have incurred any  materially  adverse change
in  its  assets,  liabilities,   financial  condition,  business,  prospects  or
operations.

         9.4 Execution of the Employment Agreements.

         9.5 The Shareholders shall receive an opinion of Heller, Horowitz & Feit, P.C., counsel to the Company, containing the usual and customary provisions and opinions delivered in transactions of this nature in form and substance satisfactory to Shareholders' counsel, which opinion shall include, but not be limited to, the following: organization, due qualification, authority to do business, validity of Agreement and of the issued stock, litigation, no violations, etc.

         9.6  Execution of the  agreements  referred to in the last  sentence of
Section 2.7(e).

Article 10.       Indemnification and Reimbursement

         10.1 Shareholders absolutely and unconditionally, jointly and severally, shall indemnify and hold the Company and the Surviving Corporation harmless at all times after the Closing against and in respect of (i) all liabilities  and  obligations  to  be  paid,  performed  or  discharged  by  any
Shareholder pursuant to the provisions of this Agreement; (ii) all liability, loss, damage or deficiency resulting from any misrepresentation, breach of warranty, covenant or agreement made by any Shareholder in this Agreement or any certificate or other instrument furnished or to be furnished to the Company under or in connection with this Agreement; and (iii) all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses incident to any of the foregoing provisions of this Section 10.1, including without limitation any direct legal or other expenses reasonably incurred in investigating, defending, or preparing to defend any such action, suit, proceeding or claim or in enforcing this indemnity. If any claim shall be asserted against the Company in respect of which the Company proposes to demand indemnification, Shareholders shall be notified to that effect with reasonable promptness after such assertion and Shareholders shall have the right to assume entire control of the defense, compromise or settlement of any such claim through its own attorney and at its own expense, and in connection therewith the Company shall cooperate fully to make available to Shareholders all pertinent information under its control relating thereto.

         10.2 Each of the Company and the Surviving Corporation agrees to protect, defend and indemnify Shareholders and hold them harmless against and in respect of (i) all liabilities and obligations of each of the Company and the Surviving Corporation to be paid, performed or discharged by the Company and the Surviving Corporation pursuant to the provisions of this Agreement; (ii) all liability, loss, damage or deficiency resulting from any misrepresentation, breach of warranty, covenant or agreement by the Company made in this Agreement or in any certificate or other instrument furnished or to be furnished by it under or in connection with this Agreement; and (iii) all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses incident to any of the foregoing provisions of this Section 10.2, including, without limitation, any legal or other expenses reasonably incurred in investigating, defending, or preparing to defend any such action, suit, proceeding or claim or in enforcing this indemnity. If any claim shall be asserted against Shareholders in respect of which the Shareholders propose to demand indemnification, each of the Company and the Surviving Corporation shall be notified to that effect with reasonable promptness after such assertion, and the Company and the Surviving Corporation shall have the right to assume entire control of the defense, compromise or settlement of any such claim through their own attorneys and at their own expense, and in connection therewith,
Shareholders shall cooperate fully to make available to the Company and the Surviving Corporation all pertinent information under its control relating thereto.

         10.3 The Company shall be entitled to offset any liability on the part of the Shareholders hereunder against the full amount of the promissory note that shall be due and payable on the first anniversary of the Closing. Any liabilities for indemnification hereunder in excess of $1,000,000 may at the option of the Shareholders be paid in cash or in shares of Common Stock valued at the Closing Price. Upon payment of the aforementioned promissory note, any liabilities for indemnification may at the option of the Shareholders be paid in shares of Common Stock (valued at the Closing Price) or in cash.

         10.4 Notwithstanding anything herein to the contrary, the obligations of the indemnifying parties to the indemnified parties under this Article 10 are qualified as follows: (i) no liability shall exist for any California State tax liabilities (including interest and penalties with respect thereto) relating exclusively to ICF's accounting method change for the years 1995, 1996 and 1997,
(ii) no liabilities shall exist for federal tax liabilities not exceeding $1,300,000, (iii) any particular item of damage giving rise to liability hereunder must exceed $5,000, (iv) all items (excluding the tax liabilities specifically set forth under items (i) and (ii) of this subsection) of damages must exceed $175,000 in the aggregate before there is any liability for indemnification hereunder, (v) total liability for indemnification hereunder shall not exceed $1,500,000, and (vi) any and all liability for indemnification hereunder shall be net of any tax benefits realized by the Company and/or the Surviving Corporation (provided that any such tax benefit shall not inure to the Shareholders unless and until such benefit is actually realized by the Company and/or the Surviving Corporation, which tax benefit, upon satisfaction of Shareholders' indemnification obligation hereunder, shall be immediately due and payable to the Shareholders).

Article 11.       Miscellaneous

         11.1 Survival . All representations, warranties, indemnities, covenants and agreements made by each Shareholder, ICF and the Company in this Agreement or in any certificate or instrument delivered by or on behalf of any of them pursuant hereto shall survive the execution and delivery of this Agreement and the Closing hereunder for a period of eighteen months and shall expire on [eighteen months from the Closing Date]; except that (i) such expiration shall not impair an indemnitee's right to full indemnification for claims that for which proper notice shall have been given prior to the expiration of eighteen months, and (ii) claims with respect to Taxes (other than as set forth in Section 10.4 hereof) shall survive for all applicable statutory periods of limitation.

         11.2 Parties in Interest . This Agreement shall be binding upon and inure to the benefit of and be enforceable by each party hereto and its successors.

         11.3 Assignment . This Agreement and the rights and obligations hereunder shall not be assigned or transferred by any party hereto other than by operation of law.

         11.4 Expenses of Agreement . The Company and each Shareholder shall bear their respective expenses relating to this Agreement and the performance thereof.

         11.5 Governing Law; Arbitration . This Agreement is being executed and delivered and is intended to be performed to the extent possible in the State of California and shall be governed by and construed and enforced under the laws of such state, without giving effect to the rules of the State of California governing the conflicts of laws. Any controversy or claim arising out of or relating to this Agreement, including controversies or claims arising out of or relating to the parties' decision to enter into this Agreement and the circumstances thereof, shall be resolved by binding arbitration. Either party may initiate arbitration by making written demand on the other party by written notice. There shall be one arbitrator selected from the list maintained by and in accordance with the Rules of the American Arbitration Association. If the parties are unable to agree upon such an arbitrator or who is willing to serve within forty-five (45) days of receipt of the demand by the other party, then the American Arbitration Association ("AAA") shall appoint an arbitrator in accordance with AAA rules. The proceeding shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard both parties' confidential information. Except as specifically provided for in this Section, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association and shall take place in Santa Clara County, California or as close thereto as practicable. The arbitrator shall have authority to determine who shall pay costs and expenses, including reasonable attorney's fees and arbitrator's fees, it being the intent of the parties that if one party is found to be in breach, it should bear such costs and expenses. The parties waive any claim for punitive damages and the arbitrator shall exclude any such damages from any award. Service of process in connection with any such arbitration or any proceeding to enforce an arbitration award may be made in the manner set forth in Section 11.13 of this Agreement or in any other manner permitted by applicable law. Any judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction.

         11.6 Entire Agreement . This Agreement contains the entire understanding of the parties hereto with respect to the subject matter herein contained and no amendment or modification of this Agreement shall be valid unless expressed in a written instrument executed by the parties hereto or their respective successors. This Agreement supersedes all prior written or verbal agreements or understandings between Shareholders and ICF on the one hand, and the Company on the other hand, including, without limitation, any "letter of intent" or similar document. There are no representations, warranties, covenants or understandings, including without limitation, representations or warranties as to the business, financial condition, assets, liabilities, plans or prospects of the Company and ICF or a Shareholder past, present or future, except as expressly set forth in this Agreement or in a document supplied by any such party and the legal opinion referenced in Sections 8.5.

         11.7 Schedules . All Schedules to this Agreement or other certificates or documents delivered pursuant to this Agreement shall be deemed to be a part of this Agreement, whether or not required to be annexed hereto.

         11.8 Waiver . No waiver of any provision of, or any breach or default of this Agreement, shall be considered valid unless in writing and signed by the party giving such waiver, and no waiver shall be deemed a waiver of any other provision or any subsequent breach or default of a similar nature.

         11.9 Partial Invalidity . The validity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         11.10 Further Assurances . Each party to this Agreement will, at the request of the other, execute and deliver to such other party all further endorsements and documents as such other party or shall reasonably request in order to consummate and perfect the transactions contemplated by this Agreement.

         11.11 Facsimile and Counterparts . This Agreement may be executed by facsimile transmission and/or in two or more counterparts, and all counterparts so executed shall constitute one agreement binding on all parties hereto.

         11.12 Headings . Article, section and paragraph headings are contained in this Agreement only for purposes of convenience of reference and shall not affect the interpretation of this Agreement or modify any of its terms or provisions.

         11.13 Notices . Any notice of other communication permitted or required to be given hereunder shall be in writing and shall be deemed to have been given upon (i) mailing by first class registered mail or certified mail, return receipt requested and postage prepaid, (ii) personal delivery, (iii) delivery by Federal Express or other overnight courier or (iv) delivery by telefax (with a copy sent by any one of the other three methods specified above), in each case addressed to the parties as set forth above. Each of the parties shall be entitled to specify a different address by giving notice as aforesaid to the other parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

COMC, INC.


By:____________________________________

COMC ACQUISITION CORP.


By: ____________________________________


ICF COMMUNICATIONS SYSTEMS, INC.


By:_____________________________________




Charles E. Lincoln



William M. Burns

                                                                      EXHIBIT A

                               AGREEMENT OF MERGER
                                       OF
                        ICF COMMUNICATION SYSTEMS, INC.
                                      INTO
                             COMC ACQUISITION CORP.

         The following agreement is entered into in accordance with Section 1101 of the California General Corporation Law:

         FIRST: The name of the surviving corporation, incorporated under the laws of California, is COMC Acquisition Corp.

         SECOND: The name of the non-surviving corporation is ICF Communication Systems, Inc.; it is incorporated under the laws of the State of California.

         THIRD: The terms and conditions of said merger and the mode of carrying out same into effect are as follows:

         1. Effective as of the close of business on the date on which the articles of merger are filed with the Secretary of State of the State of California in accordance with Section 1101 of the California Corporations Code and all other applicable laws of the State of California, the non-surviving corporation shall merge with and into the surviving corporation and the surviving corporation shall continue its corporate existence under the laws of the State of California.

         2. The Articles of Incorporation of the surviving corporation in effect on the date of the filing hereof shall be the Articles of Incorporation of the surviving corporation until amended as provided by law.

         3. The by-laws of the surviving corporation in effect on the date of the filing hereof shall be the by-laws of the surviving corporation until amended or repealed as provided by law.

         4. On the date of the filing hereof or as soon as practicable thereafter, the surviving corporation shall change its name to ICF Communication Solutions, Inc.

         5. Effective on the date of the filing hereof, the Board of Directors of the surviving corporation shall consist of the same individuals that sit on the Board of Directors of the sole shareholder of the surviving corporation.

         FOURTH: The amendments to the Articles of Incorporation of the Surviving California corporation are as follows:

         Article FIRST of the Articles of Incorporation of the surviving corporation is hereby amended to read as follows:

         "FIRST: the name of the corporation is:

                       ICF COMMUNICATION SOLUTIONS, INC."

         FIFTH: The manner of converting the shares of the non-surviving corporation into the shares or other securities of the surviving corporation is as follows:

         Upon filing  of  these   Articles   of  Merger,   all  shares  of  the
non-surviving corporation Stock outstanding immediately prior to the date of the filing hereof shall, by virtue of the Merger and without any action on the part of the holder thereof be canceled and the holders of said shares immediately prior to the date of the filing hereof shall by virtue of the Merger and without any action on their part have the right to receive from the sole shareholder of the surviving corporation an amount of cash as well as shares of Common Stock of the sole shareholder.

         IN WITNESS WHEREOF, we hereto sign this Agreement this ___ day of July 1998.

                                                     COMC ACQUISITION CORP.


                                                   By: _________________________
                                                                     , President

                                                   By: _________________________
                                                                     , Secretary



                                                 ICF COMMUNICATION SYSTEMS, INC.


                                          By: __________________________________
                                                                     , President

                                          By: __________________________________
                                                                     , Secretary

                                                                       EXHIBIT B

                            FORM OF PROMISSORY NOTE


$

July ___, 1998

         For value received, COMC, INC., an Illinois corporation having an address 400 North Glenoaks Boulevard, Burbank, California 91502 ("Maker"), hereby promises to pay to Charles E. Lincoln ("Payee"), at his office at _________________, or at such other place as Payee shall from time to time designate to Maker in writing, the sum set forth above. Interest shall accrue on the principal amount from time to time outstanding and unpaid at the rate of 8% per annum (10% in the event of a default). Principal and interest accruing on this Note shall be payable on January 4, 1999, subject to prepayment as hereinafter provided. In the event of a default in the payment of principal or interest, Maker, at the option of Payee, will issue to Payee shares of Maker's Common Stock par value $.01 (the "Common Stock"), valued in accordance with
Section 2.5(b) of that certain Agreement and Plan of Merger dated __________, 1998 by and between Maker, COMC Acquisition, Inc., ICF Communication Systems, Inc., Charles Lincoln and William M. Burns (the "Agreement").

         The principal due hereunder may be paid in whole, or in partial payments at any time before it is payable under this Note without premium or penalty.

         The entire principal amount of this Note, together with accrued interest, shall be payable on the occurrence of any of the following events:

         A. Maker shall be in default in the payment of principal or interest due and demanded under this Note;

         B. Payee shall be dismissed without cause as defined in that certain Employment Agreement of even date hereof between Payee and COMC Acquisition Corp. or its successor;

         C. a judgment in any amount is rendered against the Maker and the same shall remain undischarged for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed; or

         D.Maker shall suspend or discontinue doing business for any reason, become insolvent, call a meeting of creditors, have a creditors' committee appointed, make a general assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due or shall commence or shall have commenced against it any action or proceeding for relief under the United States Bankruptcy Code or any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the United States Bankruptcy Code or any other present or future statute, law or regulation or shall file any answer admitting or not contesting the allegations of a petition filed against it in any such proceeding or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Maker, or all or any part of its properties or assets, or shall have its assets attached or be subject to receivership.

         Any and all notices or other communications required or permitted to be given under any of the provisions of this Note shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class certified mail, return receipt requested, addressed to the parties at their respective addresses set forth above (or at such other address as any party may specify by notice to all other parties given as aforesaid).

         In the event of a default of Maker's obligation to make the principal payment hereunder, it will, at Payees option, forthwith issue to Payee ___________ shares of Common Stock. [NOTE THAT THE NUMBER SHARES TO BE SO ISSUED WILL BE BASED ON THE CLOSING PRICE AS SET FORTH IN THE AGREEMENT]. The number of shares of Common Stock to be issued hereunder (and the Closing Price, as defined in the Agreement, as appropriate) shall be adjusted in the event of a stock split or other type of corporate reorganization. As a condition to the issuance of Common Stock, to assure compliance with federal and state securities laws, Payee shall be required to execute and deliver to the Company an instrument certifying that the shares of Common Stock are being acquired for the sole account of Payee and not with a view to any resale or distribution.

         The Common Stock to be issued under the preceding sentence shall be included in the Registration Statement (as defined in the Agreement). In the event that Maker shall have filed the Registration Statement prior to the issuance of the Common Stock, it shall, prior to effectiveness of the Registration Statement, file an amendment to the Registration Statement to include the Common Stock in the Registration Statement. If the Registration Statement shall have become effective prior to the issuance of the Common Stock, the Company shall as soon as possible file a new registration statement with respect to the Common Stock under the same terms (other than the time period to allow registration) set forth in the Agreement. Maker shall pay all expenses of the registration hereunder. In no event, however, shall Maker pay Payee's underwriting discounts or the fees of Payee's personal counsel.

         In addition, if Maker at any time proposes to register any of its securities under the Securities Act of 1933, as amended, for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Common Stock for sale to the public), it will give written notice to Payee of its intention so to do. Upon the written request of Payee, Maker will use its best efforts to cause the Common Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by Maker. In the event that any registration pursuant to this subsection shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Common Stock to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by Maker therein.

         This Note shall be governed by, and interpreted and construed in accordance with, and be under the jurisdiction of the laws of the State of California. All disputes relating to the interpretation and enforcement of the provisions of this Note shall be resolved and determined exclusively by the state or federal courts sitting in the County of Santa Clara, California, and such courts are hereby granted exclusive jurisdiction for such purpose. Trial by jury is waived. Service of process shall be effective when given by certified mail or private courier at the address above written. The holder of this Note shall be entitled on demand to recover costs of collection, which costs shall accrue interest payable on demand at the rate set forth above. This Note may not be changed or terminated orally.

         In the event of any litigation or arbitration arising under this Note, proceeds to judgment or an award, the losing party of any claim arising thereunder shall pay to the prevailing party all of its costs and expenses incurred in connection with the prosecution or defense of such claim including, but not limited to, any and all reasonable attorney's fees.



                                   COMC, INC.


                                    By:____________________

                                                                       EXHIBIT C

                             FORM OF PROMISSORY NOTE



$

July ___, 1998

         For value received, COMC, INC., an Illinois corporation having an address 400 North Glenoaks Boulevard, Burbank, California 91502 ("Maker"), hereby promises to pay to Charles E. Lincoln ("Payee"), at his office at _________________, or at such other place as Payee shall from time to time designate to Maker in writing, the sum set forth above. Interest shall accrue on the principal amount from time to time outstanding and unpaid at the rate of 8% per annum (10% in the event of a default). Principal and interest accruing on this Note shall be payable on [one year from the Closing] subject to prepayment as hereinafter provided. In the event of a default in the payment of principal or interest, Maker, at the option of Payee, will issue to Payee shares of Maker's Common Stock par value $.01 (the ICommon StockA), valued in accordance with Section ___ of that certain Agreement and Plan of Merger dated __________, 1998 by and between Maker, COMC Acquisition, Inc., ICF Communication Systems, Inc., Charles Lincoln and William M. Burns (the IAgreementA).

         The principal due hereunder may be paid in whole, or in partial payments at any time before it is payable under this Note without premium or penalty.

         The entire principal amount of this Note, together with accrued interest, shall be payable on the occurrence of any of the following events:

         A. Maker shall be in default in the payment of principal or interest due and demanded under this Note;

         B. Payee shall be dismissed without cause as defined in that certain Employment Agreement of even date hereof between Payee and COMC Acquisition Corp., or its successor;

         C. a judgment in any amount is rendered against the Maker and the same shall remain undischarged for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed; or

         D. Maker shall suspend or discontinue doing business for any reason, become insolvent, call a meeting of creditors, have a creditors' committee appointed, make a general assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due or shall commence or shall have commenced against it any action or proceeding for relief under the United States Bankruptcy Code or any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the United States Bankruptcy Code or any other present or future statute, law or regulation or shall file any answer admitting or not contesting the allegations of a petition filed against it in any such proceeding or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Maker, or all or any part of its properties or assets, or shall have its assets attached or be subject to receivership.

         Any and all notices or other communications required or permitted to be given under any of the provisions of this Note shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class certified mail, return receipt requested, addressed to the parties at their respective addresses set forth above (or at such other address as any party may specify by notice to all other parties given as aforesaid).

         In the event of a default of Maker's obligation to make the principal payment hereunder, it will forthwith issue to Payee ___________ shares of Common Stock. [NOTE THAT THE NUMBER SHARES TO BE SO ISSUED WILL BE BASED ON THE CLOSING PRICE AS SET FORTH IN THE AGREEMENT]. The number of shares of Common Stock to be issued hereunder (and the Closing Price, as defined in the Agreement, as appropriate) shall be adjusted in the event of a stock split or other type of corporate reorganization. As a condition to the issuance of Common Stock, to assure compliance with federal and state securities laws, Payee shall be required to execute and deliver to the Company an instrument certifying that the shares of Common Stock are being acquired for the sole account of Payee and not with a view to any resale or distribution.

         With respect to the issuance of Common Stock, if any, the Company shall as soon as practicable after the issuance thereof, file a registration statement (the IRegistration StatementA) on Form S-1, SB-2 or S-3 (to the extent that the Company is eligible to use this form). The Company shall use its maximum and demonstrable best efforts to cause such registration statement to become effective, and to remain effective for one year after the effective date of the Registration Statement or, if earlier, until all shares of Common Stock have been sold under the Registration Statement. The Company shall pay all expenses of the registration hereunder. In no event, however, shall the Company pay Payee's underwriting discounts or the fees of Payee's personal counsel. The
Company shall supply Payee with a reasonable number of copies of all registration materials and prospectuses. The Company and Payee shall execute and deliver to each other indemnity agreements which are conventional in registered offerings of this type in connection with the transfer of the securities purchased hereunder.

         In addition, if Maker at any time proposes to register any of its securities under the Securities Act of 1933, as amended, for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Common Stock for sale to the public), it will give written notice to Payee of its intention so to do. Upon the written request of Payee, Maker will use its best efforts to cause the Common Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by Maker. In the event that any registration pursuant to this subsection shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Common Stock to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by Maker therein.

         This Note shall be governed by, and interpreted and construed in accordance with, and be under the jurisdiction of the laws of the State of California. All disputes relating to the interpretation and enforcement of the provisions of this Note shall be resolved and determined exclusively by the state or federal courts sitting in the County of Santa Clara, California, and such courts are hereby granted exclusive jurisdiction for such purpose. Trial by jury is waived. Service of process shall be effective when given by certified mail or private courier at the address above written. The holder of this Note shall be entitled on demand to recover costs of collection, which costs shall accrue interest payable on demand at the rate set forth above. This Note may not be changed or terminated orally.

         In the event of any litigation or arbitration arising under this Note, proceeds to judgment or an award, the losing party of any claim arising thereunder shall pay to the prevailing party all of its costs and expenses incurred in connection with the prosecution or defense of such claim including, but not limited to, any and all reasonable attorney's fees.



                                   COMC, INC.


                                   By:____________________

                                                                       EXHIBIT D

                          FORM OF EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT ("Agreement"), dated as of __________,1998, between COMC Acquisition Corp., a California corporation (the ICompanyA), COMC, Inc., an Illinois corporation and the sole shareholder of the Company (ICOMCA), and Charles E. Lincoln ("Executive").

         WHEREAS, the parties wish to set forth the terms of the continuing employment of Executive;

         NOW, THEREFORE, the Company and Executive agree as follows:

         1. Employment.

         (a) The Company hereby agrees to continue to employ Executive on a full time basis as [Lincoln-Chairman] [Burns-President] and Executive hereby agrees to accept such employment and perform the duties of such office. Executive shall report to and be under the direction and control of the Board of Directors of the Company and shall have the usual and necessary authority, duties and responsibilities associated with said title. Specifically, Executive shall have day-to-day management responsibility for the Company's affairs, subject to the overall review and approval of the Company's Board of Directors. In addition, Executive shall have such other authority, duties and responsibilities as may from time to time be prescribed by the Company's Board of Directors and agreed to by Executive.

         (b) By countersigning this Agreement, COMC hereby guarantees the performance of each of the Company's obligations hereunder and hereby agrees that during the term of this Agreement, it shall, in a way that is consistent with the fiduciary obligations of COMC's Board of Directors to COMC's shareholders: (i) allow Executive to conduct the Company's business in conformity with sound business practices and consistent with the Company's past business practices (except as to all of the Company's financial management and controls which are to be supervised by COMC's Controller); and (ii) supply the Company the capital and other funding that is consistent with the statement made in Subparagraph (i) above, and at least as necessary to operate the Company in a manner equal to the manner that Executive operated the Company prior to the date hereof.

         2. Term of Employment. Subject to the provisions for termination hereinafter provided, the term of Executive's employment hereunder shall extend until the second anniversary of the date hereto, with subsequent one year renewal periods at the sole discretion of the Company's Board of Directors.

         3. Place of Performance. In connection with his employment by the Company, Executive shall be based at the Company's principal executive offices, currently located in Martinez, California. During the term of this Agreement, the executive offices shall not be moved from that location without the prior consent of Executive.

         4. Compensation

         (a) The Executive shall be paid a base salary of $135,000 per annum, payable in accordance with the Company's normal payroll practices.

         (b) In addition, the Executive shall be paid a bonus to be based upon proposals to be submitted annually by the Executive to the Company's Board of Directors which proposal must meet the BoardUs approval at its sole discretion.

         (c) During the term of this Agreement, the Company shall reimburse Executive for all reasonable Company related travel, entertainment and other business expenses reasonably necessary and appropriate for the performance of his duties hereunder, including without being limited to, home telecommunication (including cellular) expenses, provided that Executive submits receipts or other expense records to the Company in accordance with the Company's general reimbursement policy in effect for executives and other employees of the Company. The Company shall also continue to supply Executive with a company car under the same terms that ICF Communications Systems, Inc., the predecessor of the Company, supplied a car to Executive.

         5. Employee Benefit Plans.

         (a) During the term of Executive's employment under this Agreement, Executive shall be entitled to participate, to the extent he and/or members of his family are eligible, in all employee benefit plans in effect for executives and employees of the Company during the term of this Agreement. If COMC determines that it is more economical to absorb some or all of the Company's employee benefit plans, it shall make such plans available to Executive.

         (b) During the term of Executive's employment, Executive shall be entitled to four weeks paid vacation, as well as paid holidays given by the Company to its employees. Vacation time may be carried over and accrued to the next year (in accordance with applicable state law).

         6. Termination.

         (a) Death. Executive's employment hereunder shall terminate upon his death.

         (b) Disability. If, as a result of Executive's incapacity due to physical or mental illness ("Disability"), Executive shall be unable to substantially perform his duties hereunder at the Company's principal executive offices for six consecutive months (or for shorter periods aggregating six months out of any twelve month period), then, unless a physician acceptable to COMC shall advise COMC that Executive can reasonably be expected to promptly commence performance of his services hereunder, this Agreement may be terminated by COMC before the expiration of the term.

         (c) Cause. The Company may terminate Executive's employment hereunder for Cause. For the purpose of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon (i) Executive's conviction of, or plea of "no contest" to, any felony involving moral turpitude; (ii) acts of fraud, misappropriation of funds or property for Executive's own use or embezzlement of any property; or (iii) any material breach by Executive of any provision of this Agreement.

         (d) Constructive Termination. Executive shall be considered IConstructively TerminatedA if: (i) COMC or the Company deprives Executive of primary responsibility for the management of the Company without Cause and without Executive's prior consent; (ii) Executive is transferred from the Company's principal executive office without his prior written consent; or (iii)

COMC or the Company commits a material breach of this Agreement; provided that Executive has given the Company written notice of Constructive Termination which notice expressly states that it is being give pursuant to this Paragraph, COMC and/or the Company fails to correct such situation within thirty (30) days after receipt of such notice (the ICure PeriodA), and Executive resigns from his position within sixty (60) days after the end of such Cure Period.

         (e) Notice of Termination. Any purported termination by the Company pursuant to subsections (b) or (c) shall be communicated by written Notice of Termination to the Executive at his address set forth above. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate: (i) the effective date of termination; (ii) the specific termination provision in this Agreement relied upon; and (iii) in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision indicated.

         (f) Effective Date of Termination. The effective date of termination shall be:

               (i) If Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period in which case his employment shall be fully reinstated);

              (ii) If Executive's employment is terminated for Cause, ten days after the date specified in the Notice of Termination, provided that in the event of an alleged material breach of this Agreement by Executive, the Company shall give the Executive written notice of such alleged breach and a period of thirty (30) days within which to cure such breach after which termination shall become effective unless Executive cures such breach within this time period.

              (iii) If Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given. In the event of Constructive Termination, Executive's employment shall be considered terminated as of the date that the event of Constructive Termination occurs; however, in the event of a material breach committed by COMC or the Company, the notice provisions in Sub-Paragraph (d) shall apply.

         7. Compensation Upon Termination or During Disability.

         (a) If Executive's employment shall be terminated by reason of his death, his estate shall be paid as a death benefit equal to the base salary and bonus which would otherwise be payable to Executive up to the first anniversary of the date on which his death occurs.

         (b) During any period that Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, Executive shall continue to receive his full base salary at the rate then in effect and bonus for such period until his permanent disability status is established pursuant to Section 6(b) hereof, and then for an additional six months. Amounts of base salary payable to Executive in the event of Executive's disability shall be payable to Executive in the same manner that payments of base salary have been paid prior to Executive's disability.

         (c) If Executive is terminated for Cause, he shall receive only his salary to the Date of Termination.

         (d) If Executive is terminated without Cause by the Company, Executive will be entitled to receive, as liquidated damages, a lump sum payment equal to the aggregate amount of all payments due Executive during the term of this Agreement, without regard to any extensions. Such payment shall be made in full within three months of such termination.

         8. Voluntary Termination. In the event that Executive voluntarily terminates his employment hereunder, then the Company shall have no further obligation to Executive under this Agreement except for the payment of base salary through the date of termination of employment and the payment of a bonus, if any.

         9. Confidentiality.

         (a) Executive hereby acknowledges that certain information and materials relating to the Company and its affiliates and the various phases of their operations including, without limitation, trade secrets, formulas, know-how, specifications, drawings, customer, distributor and supplier lists, books, manuals and other data and all documents containing the same (collectively, "Confidential Materials"), heretofore or hereafter obtained by or entrusted to him in the course of his association with the Company (whether prior to or after the date hereof), is and/or will be of a confidential or proprietary nature, not generally known to the Company's competitors, that give the Company a competitive advantage, and that the Company would likely be economically or otherwise disadvantaged or harmed by the direct or indirect disclosure of any of the Confidential Materials. Executive shall, at all times, both during and after the term of this Agreement, hold all of the Confidential Materials in strictest confidence and not use for his own benefit or for the benefit of any other person or directly or indirectly disclose or suffer the disclosure of any of the Confidential Materials to any person, firm, corporation, association or other entity for any reason or purpose whatsoever (other than in the ordinary course of business of the Company), or render any services to any person, firm corporation, association or other entity to whom any Confidential Materials have been disclosed or are threatened to be disclosed by Executive, directly or indirectly, (other than in the ordinary course of business of the Company), without the Company's prior written consent. Upon the termination of Executive's employment, Executive shall return all Confidential Materials to the Company.

         (b) As used in this Article 9, the term Iaffiliate,A and Iaffiliated entityA shall mean any person who controls, is controlled by, or under common control with another person.

         10.   Enforcement  of  Confidentiality   Agreement.   Executive  hereby
acknowledges that the Company will not have an adequate remedy at law in the event of any breach by him of any provision of Section 9 of this Agreement and that the Company will suffer irreparable damage and injury as a result of any such breach. Accordingly, in the event of Executive's breach or threatened breach of any provision of Section 9 of this Agreement, Executive hereby consents to the granting of a temporary restraining order, preliminary injunction and/or permanent injunction against his by any court of competent jurisdiction prohibiting his from committing or continuing any such breach or threatened breach.

         11. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered, if personally delivered, or three (3) days after being mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

         If, to Executive:

                               If, to the Company:

                          400 North Glenoaks Boulevard
                          Burbank, California 91502
                          Attention: President

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         12. Expenses of Litigation; Arbitration. The Company and Executive each hereby agree that in connection with any litigation or arbitration arising under this Agreement that proceeds to judgment or an award, the losing party of any claim arising thereunder shall pay to the prevailing party all of its costs and expenses incurred in connection with the prosecution or defense of such claim including, but not limited to, any and all reasonable attorney's fees.

         13. Arbitration. Any and all controversies, claims or disputes arising out of or relating to this Agreement, or the breach thereof, shall be solely and exclusively settled by arbitration in accordance with the Commercial Arbitration Rules then in effect (the "Arbitration Rules") of the American Arbitration Association. The arbitration shall take place in Santa Clara, California, and the arbitrator shall be appointed by the mutual consent of the parties. If the parties are unable to agree upon the appointment of an arbitrator, then the arbitration shall take place before a panel of three arbitrators selected in accordance with the Arbitration Rules. The arbitrator appointed by the parties or such panel, as the case may be, is sometimes referred to herein as the "Arbitrator". Each party hereby irrevocably consents to the sole and exclusive jurisdiction and venue of the state and Federal courts located in _____________ County, California, in connection with any matter arising out of the foregoing arbitration or this Agreement, including but not limited to confirmation of the award rendered by the Arbitrator and enforcement thereof by entry of judgment thereon or by any other legal remedy. Service of process in connection with any such arbitration or any proceeding to enforce an arbitration award may be made in the manner set forth in Section 13 of this Agreement or in any other manner permitted by applicable law.

         14. Miscellaneous.

         (a) This Agreement sets forth the entire understanding between the parties as to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, between them as to such subject matter. There have been no promises, statements, representations or other inducements to this Agreement other than as set forth herein.

         (b) This Agreement may not be amended, nor may any provision be modified or waived, except by an instrument duly executed by both parties.

         (c) Either party's failure at any time to require performance of any of the terms, provisions or conditions hereof shall not affect such party's right thereafter to enforce this Agreement or be deemed a waiver of any succeeding breach.

         (d) Paragraph headings contained in this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and shall not affect the interpretation of any provision hereof.

         (e) This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to contracts made and to be wholly performed within said State.

         (f) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, including without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged. This Agreement calls for the provision of personal services and, accordingly, shall not be assignable by Executive. However, the restrictions of Section 9 shall be binding upon Executive's heirs, executors, administrators and legal representatives.

         (g) If any provision of this Agreement or the application of any provision to this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision, unless such declaration shall substantially impair the benefit of the remaining portions of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the Company and Executive as of the date first written above.

                                    COMC ACQUISITION CORP.



                                    By:




                                    Charles E. Lincoln


The obligations of the Company are hereby guaranteed by:

COMC, INC.



By:

                                                                       EXHIBIT E


                             FORM OF GENERAL RELEASE


         TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, GREETING: KNOW YE THAT CHARLES LINCOLN of ___________, California (ILincolnA) for and in consideration of the mutual covenants and agreements contained in a certain Agreement and Plan of Merger (the IAgreementA) dated July ___, 1998, COMC, Inc., an Illinois corporation (the ICompanyA), COMC Acquisition, Inc., a California corporation (ISubsidiaryA), ICF Communication Systems Inc., a California corporation (IICFA), William M. Burns, (IBurnsA) and Lincoln, the receipt and adequacy of which is hereby acknowledged, has remised, released and forever discharged, and by these presents does for himself and his heirs, executors, administrators, legal representatives and assigns (collectively, IReleasorA) remise, release and forever discharge the Company, ICF, Subsidiary and their respective subsidiaries, affiliates, shareholders, officers, directors, successors, heirs, executors, legal representatives and assigns (collectively, IReleaseeA) of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever at law or in equity or admiralty, which against Releasee, Releasor ever had, now has or which Releasor hereafter can, shall or may have for, upon or by reasons of any matter, cause or thing whatsoever from the beginning of the world to the day of these presents, excepting only those for agreements, covenants, indemnitees, representations, warranties, obligations and liabilities arising pursuant to the Agreement and the transactions contemplated thereby.

                           Signed this ___ day of July 1998.

Witnessed by:



______________________________              ______________________________(L.S.)
                                                      Charles Lincoln

STATE OF CALIFORNIA        )
                                   :        ss:                   July ___, 1998
COUNTY OF                  )

         Personally   appeared  Charles   Lincoln,   who  signed  the  foregoing
instrument, and acknowledged the same to be her free act and deed, before me.




Commissioner of the Superior Court
Notary Public
My Commission Expires:__________